UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2013

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 Long Drive, Houston, TX	77087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-644-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

American Electric Technologies, Inc., a Florida corporation (the “Company”), hereby amends its Current Report on Form 8-K filed on June 5, 2013 (the “Original Form 8-K”) to conform the date on which it entered into the amendment to the employment agreement with the Company’s Executive Chairman.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2013 the Company entered into an amendment of the employment agreement with Arthur G. Dauber, the Company’s Executive Chairman. Mr. Dauber’s employment agreement was set to terminate on December 31, 2013. The amendment extended his term of employment to December 31, 2015. Mr. Dauber’s compensation for 2014 and 2015 is the same as his 2013 compensation disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting filed with the Securities and Exchange Commission on March 28, 2013 and incorporated herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit

10.1	Amendment No. 3 to employment agreement with Arthur G. Dauber.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Date: June 6, 2013	By:	/s/ Charles M. Dauber
Charles M. Dauber
President and CEO

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Amendment No. 3 to employment agreement with Arthur G. Dauber.